Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Form S-8 of our report dated May 5, 2025, relating to the financial statements of Jefferson Capital, Inc., appearing in Registration Statement No. 333-287488 on Form S-1 of Jefferson Capital, Inc.

/s/ Deloitte & Touche LLP

New York, NY

June 27, 2025